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                          OLD FRANCISCO SELTZER, INC.

                                     BYLAWS
                                       OF
                         Great Eastern Acquisition, Inc.

ARTICLE I - Principal Office and Corporate Seal

        Section 1. Principal Office. The principal office and place of business of the corporation in the State of Colorado shall be at 600 17th Street, Suite 2705-S, Denver, CO, 80202, or at such other location as the board of directors (the "Board") may from time to time determine. Other offices and places of business may be established from time to time by resolution of the Board.


        Section 2. Corporate Seal. The seal of the corporation shall be inscribed with the name of the corporation, the year of its incorporation, and the words "Colorado" and "Seal" and shall be in a form approved by the Board, which may alter the same in its discretion.

ARTICLE II - Shares and Share Transfer

        Section 1. Form of Certificate Representing Shares. The shares of the corporation shall be represented by certificates signed by the chairman or vice-chairman of the Board or by the president or a vice-president and by the secretary or an assistant secretary or the treasurer or assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile of such seal. The signature of either or both of the executing persons upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If any person named above who has signed a certificate or whose facsimile has been placed upon a certificate has ceased to hold such capacity before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issue.

        Section 2. Issuance of New Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation, except as provided in Section 3 of this Article II.


        Section 3. Loss or Destruction of Certificate. If any certificate for shares is lost or destroyed, another certificate may be issued in its place upon satisfactory proof of such loss

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or destruction and, at the discretion of the corporation, upon giving to the corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the Board.

        Section 4. Closing of Stock Transfer Books; Fixing of Record Date. In order to determine shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other purpose, the Board may provide that the stock transfer books shall be closed for a stated period not to exceed 50 days. If shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. Instead of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date of such meeting or on which the particular action requiring such determination of shareholders is to be taken. If the Board does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution or in order to make a determination of shareholders for any other proper purpose shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring the dividend or authorizing the distribution is adopted, or 30 days prior to the date on which any other action requiring such determination of shareholders is to be taken, as the case may be.

ARTICLE III - Shareholders and Shareholder Meetings

        Section 1. Registered Shareholders. Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.


        Section 2. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation or at such other place as may be designated in the notice of meeting.

        Section 3. Annual Meetings. The annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the first Monday in August



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or on such other date as the Board of Directors shall determine each year, if that day is not a legal holiday, or on such other day as the Board may provide. If that day is a legal holiday, then the annual meeting shall be held on the next succeeding business day. If a quorum is not present, the meeting may be adjourned from time to time, but no single adjournment shall exceed 60 days.


        Section 4. Special Meetings. Special meetings of shareholders may be called by the chairman of the Board or the president (or in such person's absence by the vice-chairman or a vice-president), the Board, or the holders of not less than one-tenth of all shares entitled to vote on the subject matter for which the meeting is called.

        Section 5. Notice of Meetings. Written notice of a shareholders' meeting shall be given not less than 10 days nor more than 50 days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting and in the case of a special meeting of shareholders (or any other meeting of shareholders as to which the purpose is required by law to be disclosed) the purpose or purposes for which the meeting is called. Such notice shall be given, either by personal delivery, by mail, or by other method capable of transmission of plain language document copy, by or at the direction of the person calling the meeting, to each shareholder entitled by law to such notice, except that:

           (a) if the authorized shares of the corporation are to be increased, at least 30 days' notice shall be given; and

           (b) if a sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not in the regular course of its business is to be considered, at least 20 days' notice shall be given.

        Section 6. Delivery of Notice; Deficiency in Notice. Any written notice required to be given by law, the Articles of Incorporation, or these bylaws, if mailed, shall be deemed given when deposited in the United States mail, with first class postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. However, if three successive such notices mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be required, until another address for such shareholder is made known to the corporation. Failure to give or obtain a waiver of any required notice shall not cause the meeting to be invalid or foregone, but it shall be adjourned by the shareholders present for a period not to exceed 60 days until any deficiency in notice or waiver shall be corrected.

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        Section 7. Record of Shareholders Entitled to Vote. At least 10 days before each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This record shall be kept on file for a period of 10 days prior to such meeting at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to which shareholders are entitled to examine such record or transfer books or to vote at any meeting of shareholders.

        Section 8. Quorum. A quorum at any meeting of shareholders shall consist of a majority of the shares of the corporation entitled to vote at such meeting, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is required by law or the Articles of Incorporation. If a quorum is present at any meeting of shareholders and any class is entitled to vote as a class on a particular matter, a majority of the shares of that class, represented in person or by proxy, shall constitute a quorum for purposes of voting on that matter.

        Section 9. Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by such person's duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE IV - Directors, Powers, and Meetings

        Section 1. Qualifications; Tenure. The business and affairs of the corporation shall be managed by a board of one to seven directors. Each director shall be at least 18 years of age, but need not be a shareholder of the corporation or a resident of the State of Colorado. Directors shall be elected at the annual meeting of shareholders or some adjournment thereof. Unless a director has resigned, died, or become disabled or incapacitated, each director shall hold office until the next succeeding annual meeting of shareholders and until his or her successor has been elected and qualified; however, no provision of this section shall be restrictive upon the right of the Board


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to fill vacancies or upon the right of shareholders to remove to directors or fill vacancies as is provided elsewhere in this Article IV.


        Section 2. Annual Meetings. The annual meeting of the Board shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required. The annual meeting of the Board shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.


        Section 3. Special Meetings. Special meetings of the Board or any committee designated by the Board may be called at any time by the chairman of the Board or the president (or in such person's absence by the vice-chairman of the Board or a vice-president) or by any director, and may be held within or outside the State of Colorado, at such time and place as the notice or waiver thereof may specify. Notice of such meeting shall be given (1) by mail or telegraph to the last-known address of each director at least five days before the date fixed for the meeting, or (2) in person or by telephone, radio, or other method capable of instantaneous transmission of voice communications or plain language document copy at least 48 hours before the time fixed for the meeting. Special meetings of the Board or any committee designated by the Board may be held without notice at any time that all directors are present in person, and presence of any director or member of such committee at a meeting constitutes waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by these bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting.

        Section 4. Meetings by Telephone. The Board or any committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.


        Section 5. Quorum. A quorum at all meetings of the Board or any committee designated by the Board shall consist of a majority of the number of directors or members of such committee, but a smaller number may adjourn from time to time without further notice until a quorum is secured. The act of a majority of the directors or committee members present at a meeting at which a quorum is present shall be the act of the Board or committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

        Section 6. Vacancies. Any vacancy occurring in the Board shall be filled by the affirmative vote of a majority of


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the remaining directors though less than a quorum of the Board. In the event the entire Board is vacated, a new Board shall be filled by an election at the shareholders annual meeting, or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office and shall hold such office until such person's successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual shareholders' meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until such person's successor has been elected and qualified.

        Section 7. Compensation. Directors may receive such fees as may be established by appropriate resolution of the Board for attendance at meetings of the Board and at meetings of any committee designated by the Board and, in addition, may receive reasonable traveling expense, if any is required, for attendance at such meetings.

        Section 8. Committees. The Board may designate from among its members, by resolution adopted by a majority of the number of directors then fixed by these bylaws, an executive committee and one or more other committees each of which shall have and may exercise such authority in the management of the corporation as provided in such resolution; provided, however, that such authority shall be no greater than is permitted such a committee by the Colorado Corporation Code.

        Section 9. Removal. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, and in the manner of voting prescribed in the Articles of Incorporation, remove the entire Board, or any lesser number, with or without cause.

ARTICLE V - Officers

        Section 1. Elective Officers; Tenure. The elective officers of the corporation shall be a president, a secretary, and a treasurer who shall be elected by the Board. Unless removed in accordance with procedures established by law and these bylaws or unless an officer shall have resigned, died, or become disabled or incapacitated, officers shall serve until the next succeeding annual meeting of the Board and until their respective successors are elected and qualified. Any two or more offices may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary.

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        Section 2. Additional Officers. The Board may elect or appoint a general manager, one or more vice-presidents, assistant secretaries, and assistant treasurers as it may deem advisable, who shall hold office at the discretion of the Board, and shall be paid such compensation as may be directed by the Board.

        Section 3. Powers and Duties. The officers of the corporation shall exercise and perform the respective powers, duties, and functions as are stated below, and as may be assigned to them by the Board.

               (a) The president shall be the chief executive officer of the corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and officers of the corporation. The president or a vice-president, unless some other person is specifically authorized by the Board or by these bylaws, shall sign all stock certificates and all bonds, deeds, mortgages leases, and contracts of the corporation. The president shall perform all the duties commonly incident to such office and such other duties as the Board shall designate.

               (b) In the absence or disability of the president, the vice-president or vice-presidents, if any, in order of their rank as fixed by the Board, and if not ranked, the vice-presidents in the order designated by the Board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on, the president. Each vice-president shall have other powers and perform such other duties as may from time to time be assigned to such person by the president.


               (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the Board. Such person shall keep, or cause to be kept, a register of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or of the Board. The secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The secretary shall perform all duties commonly incident to such office and such other duties as may from time to time be assigned to such person by the president.

               (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. Such person shall perform such other duties as may be assigned to such person by the president or by the secretary.

               (e) The treasurer, subject to the order of the Board, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation. Such person


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shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board or president. The treasurer shall perform all duties commonly incident to such office and such other duties as may from time to time be assigned to such person by the president.


               (f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. Such person shall perform such other duties as may be assigned to such person by the president or the treasurer.

        Section 4. Qualifications. All officers of the corporation shall be natural persons of the age of 18 years or more.


        Section 5. Compensation. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board. The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.


        Section 6. Absence or Inability to Act; Vacancies. In the event of absence or inability of any officer to act, the Board may delegate the powers or duties of such officer to any other officer, director, or person whom it may select. Any vacancy occurring in the elective offices of the corporation may be filled by vote of the Board. An officer elected to fill a vacancy shall be elected for the unexpired term of such person's predecessor in office and shall hold office until such person's successor is duly elected and qualified.

        Section 7. Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

ARTICLE VI - Finance

        Section 1. Bank Deposits; Notes; Commercial Paper. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such person or persons as shall be so authorized from time to time.

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        Section 2. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board.


ARTICLE VII - Waiver of Notice

        Any shareholder, officer, or director may waive, in writing, any notice required to be given by law or these bylaws, whether before or after the time stated in such notice.

ARTICLE VIII - Action Without a Meeting

        Any action required or permitted by law, the Articles of Incorporation, or these bylaws to be taken at a meeting of the Board, any committee designated by the Board, or the shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors, other committee members, or shareholders entitled to vote with respect to the subject matter of such meeting.

ARTICLE IX - Indemnification

        Section 1. Indemnification. It is a policy of this corporation to provide indemnification, either directly or indirectly through insurance policies or otherwise, for individuals who serve from time to time, following the adoption of this policy, as its directors, officers, agents or employees, or at its request as directors, officers, partners, trustees, employees or agents of any other corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against liabilities and expenses they incur in connection with holding such positions, in each case to the fullest extent permitted by law. Whenever such an individual seeks indemnification by this corporation against any liability or expenses incurred in any threatened, pending or completed proceeding in which the individual is a party because he or she is or was a director, officer, agent or employee, this corporation shall proceed diligently and in good faith to make a determination, in a manner permitted by Colorado law, whether indemnification is permissible in the circumstances. If indemnification is determined to be permissible, this corporation shall indemnify the individual to the fullest extent permissible, provided that any indemnification for expenses shall be limited to the amount found to be reasonable by an evaluation conducted in a manner permitted by Colorado law. This section shall not be interpreted to limit in any manner any indemnification this corporation may be required to pay pursuant to Colorado law, or pursuant to any written contract between this corporation and any said individual.


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ARTICLE X - Voting of Stocks Owned by the Corporation

        In the absence of a resolution of the Board to the contrary, the president of this corporation or any vice-president acting within the scope of his or her authority as provided by Section 3 of Article V of these bylaws, are authorized and empowered on behalf of the corporation to attend, vote, grant discretionary proxies to be used at any meeting of shareholders or stockholders of any corporation in which this corporation holds or owns shares of stock, and in that connection, on behalf of this corporation, to execute a waiver of notice of any such meeting. The Board shall have authority to designate any officer of person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this corporation may own or hold shares of stock.

ARTICLE XI - Amendments

        These bylaws may be altered, amended, or repealed at the annual meeting of the Board or at any special meeting of the Board, subject to repeal or change by action of the shareholders.

        The above bylaws were approved and adopted by the Board on June 20,
1989.
                                    /s/ [SIGNATURE ILLEGIBLE]
                                    ----------------------------
                                    Secretary

                                    /s/ Samuel M. Simpson
                                    ---------------------------
                                    Samuel M. Simpson, Director


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